Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE Fourth fiscal quarter and year ended June 30, 2014

Posts record quarterly results with Adjusted EBITDA of $4.5 Million—Up $1.1 Million and 34.3%; Margin Expansion with Adjusted EBITDA as a Percentage of Net Revenues Up 170 bps at 16.2%

AND

Posts record annual results with Adjusted EBITDA of $14.8 Million—Up $3.8 Million and 34.1%; Margin Expansion with Adjusted EBITDA as a Percentage of Net Revenues Up 250 bps at 14.9%

BELLEVUE, WA September 24, 2014 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a domestic and international logistics services company, today reported financial results for the three and twelve months ended June 30, 2014.

Fourth fiscal quarter Financial Highlights (Quarter Ended June 30, 2014)

•

Net income attributable to common shareholders was approximately $1.6 million, on $102.3 million of revenues, or $0.05 per basic and $0.04 per fully diluted share, for the fourth fiscal quarter of 2014, compared to net income of $2.4 million on $80.7 million of revenues, or $0.07 per basic and fully diluted share, for the comparable prior year period.

•

Adjusted net income attributable to common shareholders was $2.0 million, or $0.06 per basic and fully diluted share, for the fourth fiscal quarter of 2014, compared to adjusted net income attributable to common shareholders of $1.7 million, or $0.05 per basic and fully diluted share, for the comparable prior year period. Both periods are calculated by applying a normalized tax rate of 40% and excluding other items not considered part of regular operating activities.

•	Adjusted EBITDA increased 34.3% to $4,496,000 for the fourth fiscal quarter of 2014, compared to adjusted EBITDA of $3,347,000 in the comparable prior year period.
•

Adjusted EBITDA margin (expressed as a function of net revenues) increased 170 basis points to 16.2% for the fourth fiscal quarter of 2014, compared to Adjusted EBITDA margin of 14.5% in the comparable prior year period.

CEO Comments

“We are very pleased to report record results for the quarter and our continuing trend of margin expansion and earnings growth,” said Bohn Crain, Founder and CEO. “We posted Adjusted EBITDA of $4.5 million for the quarter ended June 30, 2014, up approximately $1.1 million and 34.3% over the comparable prior year period. Consistent with past quarters, we also continue to make good progress in leveraging our scalable business model to drive margin expansion. For the quarter ended June 30, 2014, our Adjusted EBITDA expressed as a function of net revenues increased 170 basis points, up from 14.5% to 16.2% for the comparable prior year period.

“We also posted record results for the full fiscal year ended June 30, 2014, with Adjusted EBITDA of $14.8, up approximately $3.8 million and 34.1% over the comparable prior year period. Our Adjusted EBTIDA expressed as a function of net revenues increased 250 basis points, up from 12.4% to 14.9% for the comparable prior year period. As a reminder, these results only include 9 months of contribution from our acquisition of On Time Express which we completed effective October 1, 2013. As we have previously discussed, our incremental cost of supporting that next dollar of gross margin is very small and we are very excited about our opportunity to drive further margin expansion as we continue to scale the business and look for ways to drive operating efficiencies in our non-asset based business model.”

Crain continued: “We remain very bullish on the growth platform we have created at Radiant, our expanding opportunities within the agent-based forwarding community and beyond and the scalability of our non-asset based business model. Organically, we continue to focus on improving the tools available to our existing network to win new business as well as expanding the network itself by on-boarding new operating partners that recognize the benefit of our platform. In addition, we continue to enjoy significant financial flexibility to accelerate our growth via acquisitions which may include the acquisition of existing operating partners, the acquisition of agent stations participating in competing networks and given the opportunity, the acquisition of other competing networks.  In addition, we also have an interest in pursuing other non-asset based acquisition opportunities that bring critical mass from a geographic standpoint, purchasing power and/or complementary service offerings to the current platform. We have developed a very robust pipeline of growth opportunities meeting these criteria and we looking forward to sharing additional information as things develop.”

Crain concluded: “We are providing guidance for the upcoming quarter ending September 30, 2014 and excluding the impact of any further acquisitions, gain on litigation, or other unusual items, we are projecting adjusted EBITDA in the range of $3.7 - $4.3 million on approximately $95.0 - $100.0 million in revenues which equates to adjusted net income available to common shareholders in the range of $1.5 - $1.9 million, or $0.04 - $0.05 per basic and fully diluted share. As with our previous communications, we would also like to remind investors that our free cash flow is generally higher than our net income because we have significant non-cash depreciation and amortization expenses flowing through our financial statements as a result of the mechanics of accounting for acquisitions and the fact that we have minimal maintenance capital expenditure requirements.”

Fourth Fiscal Quarter ended June 30, 2014 – Financial Results

For the three months ended June 30, 2014, Radiant reported net income attributable to common shareholders of $1,604,000 on $102.3 million of revenues, or $0.05 per basic and $0.04 per fully diluted share. For the three months ended June 30, 2013, Radiant reported net income attributable to common shareholders of $2,352,000 on $80.7 million of revenues, or $0.07 per basic and fully diluted share.

For the three months ended June 30, 2014, Radiant reported adjusted net income attributable to common shareholders of $2,029,000, or $0.06 per basic and fully diluted share. For the three months ended June 30, 2013, Radiant reported adjusted net income attributable to common shareholders of $1,707,000, or $0.05 per basic and fully diluted share.

The Company also reported adjusted EBITDA of $4,496,000 for the three months ended June 30, 2014, compared to adjusted EBITDA of $3,347,000 for the three months ended June 30, 2013.

In addition, the Company also reported adjusted EBITDA margin (expressed as a function of net revenues) of 16.2% for the three months ended June 30, 2014, compared to adjusted EBITDA margin of 14.5% in the comparable prior period.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the three months ending June 30, 2014 and 2013 appears at the end of this release.

Twelve Months ended June 30, 2014 – Financial Results

For the twelve months ended June 30, 2014, Radiant reported net income attributable to common shareholders of $4,027,000 on $349.1 million of revenues, or $0.12 per basic and $0.11 per fully diluted share, including a loss on write-off of debt discount of $1,238,000. For the twelve months ended June 30, 2013, Radiant reported net income attributable to common shareholders of $3,657,000 on $310.8 million of revenues, or $0.11 per basic and $0.10 per fully diluted share, including transition and lease termination costs of $1,544,000.

For the twelve months ended June 30, 2014, Radiant reported adjusted net income attributable to common shareholders of $6,769,000, or $0.20 per basic and $0.19 per fully diluted share. For the twelve months ended June 30, 2013, Radiant reported adjusted net income attributable to common shareholders of $5,409,000, or $0.16 per basic and $0.15 per fully diluted share.

The Company also reported adjusted EBITDA of $14,750,000 for the twelve months ended June 30, 2014, compared to adjusted EBITDA of $10,998,000 for the twelve months ended June 30, 2013.

In addition, the Company also reported adjusted EBITDA margin (expressed as a function of net revenues) of 14.9% for the twelve months ended June 30, 2014, compared to adjusted EBITDA margin of 12.4% in the comparable prior period.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the twelve months ending June 30, 2014 and 2013 appears at the end of this release.

Network Expansion – Issaquah, WA

Effective September 1, 2014, the Company acquired Trans-NET, Inc. (“Trans-NET”). Trans-NET is an Issaquah, Washington-based, privately held company with extensive experience in providing integrated project logistics solutions in key Russian oil, gas, mining and infrastructure development markets. The transaction was structured as a purchase of assets and includes an option to purchase the assets of Trans-NET’s Russian affiliate, Trans-NET International Logistics, LLC (“TNIL”) with operations in Sakhalin Island, Vladivostok and Moscow.

Reconciliation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under the Securities Exchange Commission (“SEC”) rules such as adjusted net income, adjusted net income per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that supplemental disclosure of these amounts are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business that eliminates depreciation, amortization and certain other non-cash costs and other significant items that are not part of regular operating activities. A reconciliation of adjusted net income, adjusted net income per share and adjusted EBITDA for the outlook period ending September 30, 2014 is as follows:

(in thousands, except for earnings per share)

Outlook Fiscal Quarter Ending September 30, 2014
Net income attributable to Radiant Logistics, Inc.	$1,094 - $1,418
Less: Preferred Dividend Requirement	$(511)
Net income attributable to common shareholders	$583 - $907
Net income per common share
Basic and Diluted	$0.02 – 0.03
Weighted average shares outstanding:
Basic shares	34,500,000
Diluted shares	36,150,000

Reconciliation of net income to adjusted net income:
Net income attributable to common shareholders	$583 – $907
Adjustments to net income:
Income tax expense	$749 - $966
Non-recurring legal and other	$225
Depreciation and amortization	$1,333
Adjusted net income before taxes	$2,890 - $3,431
Less: Provision for income taxes at 40% before preferred dividend requirement of $511	$(1,360) – (1,577)
Adjusted net income	$1,530 - $1,854
Adjusted net income per common share:
Basic	$0.04 - $0.05
Diluted	$0.04 - $0.05

Reconciliation of net income to adjusted EBITDA:	Outlook Fiscal Quarter Ending September 30, 2014
Net Income attributable to common shareholders	$583 – $907
Preferred dividends	$511
Net income attributable to Radiant Logistics, Inc.	$1,094 – $1,418
Adjustments to net income:
Income tax expense	$749 - $966
Depreciation and amortization	$1,333
Net interest expense	$100
EBITDA	$3,276 -$3,817
Share-based compensation	$201
Non-recurring legal and other	$225
Change in contingent consideration	$44
Adjusted EBITDA	$3,746 - $4,287

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Thursday, September 25, 2014 at 4:00 pm, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 13582279. This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a non-asset based transportation and logistics services company providing domestic and international freight forwarding services and truck brokerage services through a network of Company-owned and strategic operating partner locations operating under the Radiant, Airgroup, Adcom, DBA and On Time network brands located throughout North America and an integrated service partner network serving other markets around the globe. We also offer an expanding array of value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to trends in the domestic and global economy, our ability to attract new and retain existing agency relationships, acquisitions and integration of acquired entities, availability of capital to support our acquisition strategy, our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations, outcomes of legal proceedings, competition, management of growth, potential fluctuations in operating results, and government regulation. More information about factors that potentially could affect Radiant Logistics, Inc. financial results is included Radiant Logistics, Inc.’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

	June 30,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$2,880,205	$1,024,192
Accounts receivable, net of allowance of $1,034,934 and $1,445,646, respectively	67,856,337	52,131,462
Current portion of employee and other receivables	232,791	328,123
Prepaid expenses and other current assets	2,926,431	2,477,904
Deferred tax asset	925,208	908,564
Total current assets	74,820,972	56,870,245

Furniture and equipment, net	1,265,107	1,289,818

Acquired intangibles, net	15,041,988	9,231,163
Goodwill	28,247,003	15,952,544
Employee and other receivables, net of current portion	22,070	72,433
Deposits and other assets	617,093	336,613
Total long-term assets	43,928,154	25,592,753
Total assets	$120,014,233	$83,752,816

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$48,299,922	$35,767,785
Commissions payable	5,569,671	6,086,324
Other accrued costs	2,517,415	2,176,567
Income taxes payable	436,328	361,571
Current portion of notes payable	—	767,091
Current portion of contingent consideration	1,541,000	305,000
Current portion of lease termination liability	319,826	305,496
Total current liabilities	58,684,162	45,769,834

Notes payable and other long-term debt, net of current portion and debt discount	7,243,371	17,213,424
Contingent consideration, net of current portion	9,626,000	3,720,000
Lease termination liability, net of current portion	198,502	505,353
Deferred rent liability	560,248	583,401
Deferred tax liability	2,774,506	73,433
Other long-term liabilities	2,610	2,610
Total long-term liabilities	20,405,237	22,098,221
Total liabilities	79,089,399	67,868,055

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 and 0 shares issued and outstanding, respectively, liquidation preference of $20,980,000	839	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 34,326,308 and 33,348,166 shares issued and outstanding, respectively	15,781	14,803
Additional paid-in capital	34,558,785	13,873,157
Deferred compensation	(9,209)	(14,252)
Retained earnings	6,317,473	1,943,530
Total Radiant Logistics, Inc. stockholders’ equity	40,883,669	15,817,238
Non-controlling interest	41,165	67,523
Total stockholders’ equity	40,924,834	15,884,761
Total liabilities and stockholders’ equity	$120,014,233	$83,752,816

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013
Revenues	$102,254,964	$80,718,576	$349,133,058	$310,835,104
Cost of transportation	74,478,185	57,656,531	249,897,847	222,402,301
Net revenues	27,776,779	23,062,045	99,235,211	88,432,803

Operating partner commissions	14,246,080	13,508,383	53,654,531	52,465,832
Personnel costs	6,552,772	4,627,384	21,836,922	17,441,054
Selling, general and administrative expenses	3,079,025	1,893,395	10,728,131	8,440,603
Depreciation and amortization	1,227,778	876,650	4,532,135	3,943,795
Transition and lease termination costs	—	—	—	1,544,454
Change in contingent consideration	(683,000)	(1,875,000)	(2,040,567)	(2,825,000)
Total operating expenses	24,422,655	19,030,812	88,711,152	81,010,738

Income from operations	3,354,124	4,031,233	10,524,059	7,422,065

Other income (expense):
Interest income	1,498	3,009	8,091	15,688
Interest expense	(88,960)	(515,509)	(1,194,303)	(2,015,944)
Loss on write-off of debt discount	—	—	(1,238,409)	—
Gain on litigation settlement, net	—	—	—	368,162
Other	55,154	108,587	164,382	346,617
Total other expense	(32,308)	(403,913)	(2,260,239)	(1,285,477)

Income before income tax expense	3,321,816	3,627,320	8,263,820	6,136,588

Income tax expense	(1,192,606)	(1,261,883)	(3,081,865)	(2,371,158)

Net income	2,129,210	2,365,437	5,181,955	3,765,430
Less: Net income attributable to non-controlling interest	(14,321)	(13,722)	(63,642)	(107,972)

Net income attributable to Radiant Logistics, Inc.	2,114,889	2,351,715	5,118,313	3,657,458
Less: Preferred stock dividends	(511,388)	—	(1,091,275)	—

Net income attributable to common stockholders	$1,603,501	$2,351,715	$4,027,038	$3,657,458

Net income per common share:
Basic	$0.05	$0.07	$0.12	$0.11
Diluted	$0.04	$0.07	$0.11	$0.10

Weighted average shares outstanding:
Basic shares	34,209,601	33,337,362	33,716,367	33,120,767
Diluted shares	35,755,520	35,151,988	35,458,401	34,910,911

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Reconciliation of Net

Income per share to Adjusted Net Income per share

(unaudited)

As used in this report, Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 40% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with difference effective tax rates. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs, transition, severance and lease termination costs, non-recurring litigation expenses as well as depreciation and amortization and certain other non-cash charges.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, severance and lease termination costs, extraordinary items, share based compensation expense, non-recurring litigation expenses and other non-cash charges. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted Net Income and Adjusted Net income per Share, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income attributable to common stockholders	$1,603,501	$2,351,715	$4,027,038	$3,657,458

Net income per common share:
Basic	$0.05	$0.07	$0.12	$0.11
Diluted	$0.04	$0.07	$0.11	$0.10

Weighted average shares outstanding:
Basic shares	34,209,601	33,337,362	33,716,367	33,120,767
Diluted shares	35,755,520	35,151,988	35,458,401	34,910,911

Reconciliation of net income to adjusted net income:
Net income attributable to common stockholders	$1,603,501	$2,351,715	$4,027,038	$3,657,458
Adjustments to net income:
Income tax expense	1,192,606	1,261,883	3,081,865	2,371,158
Depreciation and amortization	1,227,778	876,650	4,532,135	3,943,795
Change in contingent consideration	(683,000)	(1,875,000)	(2,040,567)	(2,825,000)
Gain on litigation settlement, net	—	—	—	(368,162)
Lease termination costs	—	—	—	1,439,018
Acquisition related costs	45,136	51,891	352,805	104,834
Severance and transition costs associated with acquisitions	—	—	—	105,436
Non-recurring legal costs	321,465	103,687	614,614	305,677
Amortization of loan fees and OID	15,296	74,501	203,003	280,790
Loss on write-off of debt discount	—		1,238,409	—

Adjusted Net Income before income taxes	3,722,782	2,845,327	12,009,302	9,015,004

Provision for income taxes at 40% before preferred dividend requirement	(1,693,668)	(1,138,132)	(5,240,231)	(3,606,002)

Adjusted net income	$2,029,114	$1,707,195	$6,769,071	$5,409,002

Adjusted net income per common share:
Basic	$0.06	$0.05	$0.20	$0.16
Diluted	$0.06	$0.05	$0.19	$0.15

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
Reconciliation of net income to adjusted EBITDA	2014	2013	2014	2013

Net income attributable to common stockholders	$1,603,501	$2,351,715	$4,027,038	$3,657,458
Preferred stock dividends	511,388	—	1,091,275	—

Net income attributable to Radiant Logistics, Inc.	2,114,889	2,351,715	5,118,313	3,657,458
Income tax expense	1,192,606	1,261,883	3,081,865	2,371,158
Depreciation and amortization	1,227,778	876,650	4,532,135	3,943,795
Net interest expense	87,462	512,500	1,186,212	2,000,256

EBITDA	4,622,735	5,002,748	13,918,525	11,972,667

Share-based compensation	189,170	63,593	666,098	369,351
Change in contingent consideration	(683,000)	(1,875,000)	(2,040,567)	(2,825,000)
Acquisition related costs	45,136	51,891	352,805	104,834
Non-recurring legal costs	321,465	103,687	614,614	305,677
Lease termination costs	—	—	—	1,439,018
Loss on write-off of debt discount	—	—	1,238,409	—
Gain on litigation settlement, net	—	—	—	(368,162)

Adjusted EBITDA	$4,495,506	$3,346,919	$14,749,884	$10,998,385
As a % of Net Revenues	16.2%	14.5%	14.9%	12.4%